Exhibit 99.1

Remington Arms Company, Inc. Reports

THIRD QUARTER 2008 RESULTS

MADISON, N.C., October 27, 2008 – Remington Arms Company, Inc. (the “Company”) today reported financial results, including Adjusted EBITDA and net income, for the quarter and year-to-date periods ended September 30, 2008. Adjusted EBITDA was $17.8 million for the three months ended September 30, 2008 as compared to Adjusted EBITDA of $21.1 million for the three months ended September 30, 2007. Adjusted EBITDA was $49.7 million for the year-to-date period ended September 30, 2008 as compared to Adjusted EBITDA of $48.5 million for the year-to-date period ended September 30, 2007. Net income was $2.9 million for the three months ended September 30, 2008 as compared to a net loss of $5.6 million for the three months ended September 30, 2007. Net income was $1.3 million for the year-to-date period ended September 30, 2008 as compared to a net loss of $0.4 million for the year-to-date period ended September 30, 2007.

Third Quarter Highlights

▪

Net sales increased by 10.6% to $174.0 million for the three months ended September 30, 2008, as compared to net sales of $157.3 million for the three months ended September 30, 2007. Net sales increased by 15.9% to $428.0 million for the year-to-date period ended September 30, 2008, as compared to net sales of $369.4 million for the year-to-date period ended September 30, 2007.

▪

Gross margin increased by 71.4% to $40.8 million for the three months ended September 30, 2008, as compared to $23.8 million for the three months ended September 30, 2007. Gross margin increased by 32.5% to $102.8 million for the year-to-date period ended September 30, 2008, as compared to $77.6 million for the year-to-date period ended September 30, 2007. The increases in gross margin were primarily driven by 2008 not incurring the cost of rolling out a purchase accounting adjustment related to inventory of $15.7 million and $21.5 million for the third quarter and year-to-date periods, respectively.

▪

Selling, general and administrative expense increased by 14.8% to $28.7 million for the three months ended September 30, 2008, as compared to $25.0 million for the three months ended September 30, 2007. Selling, general and administrative expense increased by 24.1% to $77.8 million for the year-to-date period ended September 30, 2008, as compared to $62.7 million for the year-to-date period ended September 30, 2007.

▪

The outstanding amount on the revolving credit facility is $116.8 million at September 30, 2008 compared to $39.7 million at September 30, 2007. The increase in the outstanding amount is due to the Company borrowing approximately $60.0 million of incremental funds as a cautionary measure in response to the uncertainty that developed in the financial markets during September 2008. Cash on hand of $77.1 million is invested in a treasury reserve fund. The Company has not repaid the amounts as of the date of this press release.

Working Capital and Liquidity

As of September 30, 2008, the Company was in compliance with its financial covenants and had additional availability of $29.5 million. The Company manages inventory levels to keep them in line with sales projections by adjusting production schedules and scheduling unplanned downtime. The Company generally funds expenditures for operations, administrative expenses, capital expenditures, debt service obligations, dividend payments, and potential repurchases of our outstanding notes (which we intend to make from time to time depending on market conditions), in addition to satisfying working capital needs, with internally generated funds from operations and periodically with borrowings under our credit facility.

Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), the Company’s earnings release contains the non-GAAP financial measure “Adjusted EBITDA.” Adjusted EBITDA is calculated in accordance with the definition in Note 22 to the audited financial statements contained in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2007.

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because it is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance. Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net income, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to net cash provided by operating activities as a measure of liquidity. The primary material limitations associated with the use of Adjusted EBITDA as compared to GAAP net income is (i) it may not be comparable to similarly titled measures used by other companies in the Company’s industry, and (ii) it excludes financial information that some may consider important in evaluating the Company’s performance. The Company compensates for these limitations by providing disclosure of the differences between Adjusted EBITDA and GAAP net income, including providing a reconciliation of Adjusted EBITDA to GAAP net income, to enable investors to perform their own analysis of the Company’s operating results.

A complete reconciliation containing adjustments from GAAP Net Income to Adjusted EBITDA is included as the last page of this press release.

Third Quarter Conference Call

The Company will hold a conference call on Monday, November 17, 2008 at 8:00 a.m. Eastern Standard Time to discuss its results for the third quarter ended September 30, 2008. Dial in information will be provided to the public prior to the call.

About Remington Arms Company, Inc.

Remington Arms Company, Inc., headquartered in Madison, N.C., designs, produces and sells sporting goods products for the hunting and shooting sports markets, as well as solutions to the military, government and law enforcement markets. Founded in 1816 in upstate New York, the Company is one of the nation’s oldest continuously operating manufacturers. Remington is the only U.S. manufacturer of both firearms and ammunition products and one of the largest domestic producers of shotguns and rifles. The Company distributes its products throughout the U.S. and in over 56 foreign countries. More information about the Company can be found at www.remington.com.

This press release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the operations and financial results and the business and the products of the Company, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions.

Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future performance. The following important factors, and those important factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under Item 1A, “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	General economic and political conditions, such as political instability, credit market uncertainty, inflationary pressures from higher energy and fuel costs and the rate of economic growth or decline in the Company’s principal geographic or product markets, each of which risks may be amplified by the recent disruptions in the U.S. and global financial markets;
•	The Company’s ability to make scheduled payments of principal or interest on, or to refinance its obligations with respect to its indebtedness and to comply with the covenants and restrictions contained in the instruments governing such indebtedness;
•	The degree to which the Company is leveraged, which impacts, among other things, its ability to obtain additional financing for working capital and may cause it to be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures;
•	The Company’s ability to meet its debt service and other obligations depends in significant part on customers purchasing its products during the fall hunting season, and if there is a decrease in demand the Company may be unable to reduce costs or increase its borrowings sufficiently to adjust to such a reduction in demand;
•	Continued volatility in the price of lead, copper, steel and could have a material adverse impact on the Company’s consolidated financial position, results of operations, or cash;
•	The Company’s ability to meet its product liability obligations;
•	The Company’s ability to successfully integrate products and internal operating systems from acquisitions on a timely basis;
•	The Company’s ability to compete effectively with all of its present competition;
•	If Wal-Mart were to significantly reduce or terminate its purchases of firearms and/or ammunition from the Company, the Company’s financial condition or results of operations could be adversely affected;
•	Any disruption in the Company’s relationship with its suppliers of steel, zinc, lead, brass, plastics and wood, as well as manufactured parts, could increase the cost of operations; and
•	More restrictive federal, state and local governmental regulation, which could have a material adverse effect on the Company.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Except as required by law, the Company undertakes no obligation to publicly revise its forward-looking statements to reflect events or circumstances that arise after the date of this press release.

Remington Arms Company, Inc.
Consolidated Balance Sheets
(Dollars in Millions, Except Per Share Data)

	Unaudited		Unaudited

	September 30, 2008	December 31, 2007	September 30, 2007

ASSETS
Current Assets
Cash and Cash Equivalents	$77.1	$23.4	$0.3
Accounts Receivable Trade - net	119.1	72.8	113.8
Inventories - net	142.5	116.9	132.3
Supplies	5.9	6.3	7.4
Prepaid Expenses and Other Current Assets	15.6	18.2	27.5
Assets Held for Sale	1.9	—	—
Deferred Tax Assets	14.2	11.1	5.6

Total Current Assets	376.3	248.7	286.9

Property, Plant and Equipment - net	114.9	102.7	101.7
Goodwill and Intangibles - net	148.7	132.6	138.5
Debt Issuance Costs - net	3.5	4.7	4.8
Other Noncurrent Assets	15.1	13.4	16.6

Total Assets	$658.5	$502.1	$548.5

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts Payable	$39.0	$30.4	$35.6
Book Overdraft	0.9	5.3	1.4
Short-Term Debt	0.2	3.5	0.9
Current Portion of Long-Term Debt	6.6	4.8	0.7
Current Portion of Product Liability	4.5	3.1	2.9
Income Taxes Payable	—	0.1	0.5
Other Accrued Liabilities	57.7	34.9	67.6

Total Current Liabilities	108.9	82.1	109.6

Long-Term Debt, net of Current Portion	336.5	225.0	244.2
Retiree Benefits, net of Current Portion	36.1	42.8	32.9
Product Liability, net of Current Portion	11.4	9.3	9.8
Deferred Tax Liabilities	31.6	28.4	27.1
Other Long-Term Liabilities	11.2	6.5	3.1

Total Liabilities	535.7	394.1	426.7

Commitments and Contingencies

Stockholder’s Equity
Class A Common Stock, par value $.01; 1,000 shares authorized and outstanding at September 30, 2008, December 31, 2007 and September 30, 2007, respectively	—	—	—
Paid in Capital	142.4	124.2	124.2
Accumulated Other Comprehensive Income (Loss)	(10.4)	(5.7)	7.0
Accumulated Deficit	(9.2)	(10.5)	(9.4)

Total Stockholder’s Equity	122.8	108.0	121.8

Total Liabilities and Stockholder’s Equity	$658.5	$502.1	$548.5

Remington Arms Company, Inc.
Consolidated Statements of Operations
(Dollars in Millions)
(Unaudited)

	Successor		Successor		Predecessor

	July 1 - September 30		January 1 - September 30	June 1 - September 30	January 1 - May 31
	2008	2007	2008	2007	2007

Net Sales (1)	$174.0	$157.3	$428.0	$202.4	$167.0

Cost of Goods Sold	133.2	133.5	325.2	174.5	117.3

Gross Profit	40.8	23.8	102.8	27.9	49.7

Selling, General and Administrative Expenses	28.7	25.0	77.8	32.4	30.3

Research and Development Expenses	1.9	1.6	5.2	2.2	2.7

Other Income	(0.2)	(0.7)	(0.1)	(1.0)	(4.5)

Operating Profit (Loss)	10.4	(2.1)	19.9	(5.7)	21.2

Interest Expense	6.5	6.4	18.5	8.7	10.9

Income (Loss) from Operations before
Income Taxes and Equity in Losses from Unconsolidated Joint Venture	3.9	(8.5)	1.4	(14.4)	10.3

Income Tax Provision (Benefit)	1.0	(3.4)	0.1	(5.5)	1.3

Equity in Losses from Unconsolidated Joint Venture	—	0.5	—	0.5	—

Net Income (Loss)	$2.9	$(5.6)	$1.3	$(9.4)	$9.0

(1) Sales are presented net of federal excise taxes of $14.8 and $31.8 for the quarter and year-to-date periods ended September 30, 2008, respectively. Sales are presented net of federal excise taxes of $13.7 and $17.5 for the three and four month periods ended September 30, 2007, respectively, and $12.1 for the five month period ended May 31, 2007.

Remington Arms Company, Inc.
Consolidated Statements of Cash Flows
(Dollars in Millions)
(Unaudited)

	Successor		Predecessor

	January 1 - September 30 2008	June 1 - September 30 2007	January 1 - May 31 2007

Operating Activities
Net Income (Loss)	$1.3	$(9.4)	$9.0
Adjustments to reconcile Net Income (Loss) to Net Cash used in Operating Activities:
Depreciation and Amortization	14.2	5.9	4.8
Equity in Losses from Unconsolidated Joint Venture	—	0.5	—
Pension Plan Contributions	(13.4)	(8.2)	(5.9)
Pension Plan (Benefit) Expense	(0.3)	1.9	3.7
Provision (Benefit) for Deferred Income Taxes, net	(0.1)	(6.0)	0.3
Other Non-cash Charges	1.6	1.4	1.9
Changes in Operating Assets and Liabilities net of effects of purchase of Marlin Firearms:
Accounts Receivable Trade - net	(36.7)	(19.8)	(1.2)
Inventories	(3.8)	48.6	(39.5)
Prepaid Expenses and Other Current Assets	(2.8)	(3.3)	(5.5)
Other Noncurrent Assets	(1.8)	—	(2.6)
Accounts Payable	5.4	(3.4)	8.2
Income Taxes Payable	0.7	(0.6)	(1.4)
Other Liabilities	13.6	22.7	(8.1)

Net Cash (used in) provided by Operating Activities	(22.1)	30.3	(36.3)

Investing Activities
Option Cancellation Payments	—	(1.1)	—
Purchase of Property, Plant and Equipment	(11.2)	3.0	(2.1)
Premiums paid for Company Owned Life Insurance	—	(0.2)	(0.2)
Cash Received on Termination of Company Owned Life Insurance	5.6	—	—
Seller Related Expenses Paid by Remington	—	—	(4.7)
Transaction Costs Related to the Acquisition	—	(2.4)	(5.1)
Cash Contribution to Consolidated Joint Venture	(0.5)	—	—
Payment for purchase of Marlin Firearms, net of cash acquired	(46.6)	—	—

Net Cash used in Investing Activities	(52.7)	(0.7)	(12.1)

Financing Activities
Proceeds from Revolving Credit Facility	194.4	43.4	103.1
Payments on Revolving Credit Facility	(77.6)	(88.9)	(37.3)
Cash Withheld from Sellers Provided by Freedom Group (formerly AHA)	—	—	4.7
Cash Contributions from Freedom Group (formerly AHA)	18.0	6.1	—
Debt Issuance Costs	—	—	(5.2)
Amount Paid to Holding for Acquisition Costs	—	—	(3.8)
Payments on Long-Term Debt	(3.0)	(0.3)	(0.1)
Cash Received from RACI Holding, Inc.	0.2	—	—
Change in Book Overdraft	(4.4)	1.4	(4.5)

Net Cash provided by (used in) Financing Activities	127.6	(38.3)	56.9

Change in Cash and Cash Equivalents	52.8	(8.7)	8.5
Cash and Cash Equivalents at Beginning of Period	24.3	9.0	0.5

Cash and Cash Equivalents at End of Period	$77.1	$0.3	$9.0

Supplemental Cash Flow Information
Cash Paid for:
Interest	$12.9	$1.6	$11.8
Income Taxes	$2.6	$—	$0.1
Previously accrued Capital Expenditures	$0.9	$—	$0.6
Noncash Investing and Financing Activities:
Financing of insurance policies	$0.2	$0.9	$1.9
Acquisition of Parent Company by AHA	$—	$118.1	$—
Capital Lease Obligations Incurred	$0.5	$—	$—
Conversion of Parent Company Stock Liability to Equity	$—	$—	$0.1

Remington Arms Company, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Dollars in Millions)
(Unaudited)

	Successor		Predecessor

	January 1 - September 30 2008	June 1 - September 30 2007	January 1 - May 31 2007

Net Income (Loss)	$1.3	$(9.4)	$9.0

Depreciation Expense	11.9	4.9	4.2
Intangibles Amortization	1.9	0.9	—
Interest Expense (1)	18.5	8.7	10.9
Income Tax Expense (Benefit)	0.1	(5.5)	1.3
Equity in Losses for Unconsolidated Joint Venture	—	0.5	—
Other Noncash Charges (Gains) (2)	1.0	(0.1)	1.7
Nonrecurring Charges (Gains) (3)	15.0	25.3	(3.9)

Adjusted EBITDA	$49.7	$25.3	$23.2

(1)

Interest expense for the year-to-date period ended September 30, 2008 includes amortization expense of deferred financing costs of $1.2, offset by $0.8 associated with the premium recorded on the Company’s 10 1/2% Senior Notes due 2011 (the “Notes”). Interest expense includes amortization expense of deferred financing costs of $0.4, offset by $0.4 of amortization for the four month period ended September 30, 2007 associated with the premium recorded on the Notes. Amortization expense of deferred financing costs included in the five month period ended May 31, 2007 is $0.6.

(2)

Other non-cash charges for the year-to-date period ended September 30, 2008 includes $1.0 for retirement benefit accruals. Other non-cash charges included a gain of $0.1 on disposal of assets for the four month period ended September 30, 2007. The year-to-date period ended May 31, 2007 includes $1.5 of other compensation expense associated with the accelerated vesting and buyout of stock options and the conversion of the deferred shares to equity in accordance with SFAS 123R and $0.2 of mark-to-market expense associated with the redeemable shares of common stock.

(3)

Nonrecurring items for the year-to-date period ended September 30, 2008 includes $2.2 of fees and expenses incurred in connection with factory improvement initiatives, $2.8 related to the inventory write-up from the application of purchase accounting to inventory as a result of the acquisition of RACI Holding, Inc. by American Heritage Arms (now Freedom Group) and the Company’s acquisition of The Marlin Firearms Company (“Marlin”) and its subsidiary, H&R 1871, LLC (“H&R”) being recognized in cost of sales as the acquired inventory is sold at a higher basis, $2.9 of adjustments on unsettled metals hedging contracts, $1.1 of costs associated with the Marlin and H&R integration, $1.1 of deferred stock payables, $3.1 for the write-off of the remaining value of the technology products inventory, $0.8 related to severance for the closing of the H&R facility, $0.3 related to other project expenses, $0.1 related to Marlin LIFO, and $0.6 related to other employee costs.

Nonrecurring items for the four month period ended September 30, 2007 included $2.2 of professional fees and expenses incurred by the Company’s Chief Restructuring Officer in connection with factory improvement initiatives, $0.7 of transaction costs, $21.5 related to the inventory write-up from the application of purchase accounting to inventory as of May 31, 2007 being recognized in cost of sales as the acquired inventory is sold at a higher basis, $1.1 of adjustments on unsettled metals hedging contracts, $0.2 of other employee expense, $0.1 of other professional fees, and a ($0.5) gain on the joint venture interest in Remington ELSAG Law Enforcement Systems, LLC through September 26, 2007, the date the Company sold its interest.

For the five month period ended May 31, 2007, nonrecurring items include ($4.9) of gain associated with the unsettled metals hedging contracts from the predecessor company, $0.1 of professional fees related to the acquisition of Holding by American Heritage Arms (now Freedom Group), $0.1 of other professional fees, $0.1 of expense associated with certain employee benefits and $0.7 related to certain predecessor company insurance policies.